UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2010

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Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

           On October 1, 2010, Cytomedix, Inc. held its annual meeting of the shareholders at its new corporate offices in Gaithersburg, MD.  The shareholders approved the following two proposals:

           Proposal 1 – Election of Directors. The shareholders elected James S. Benson, Mark T. McLoughlin, Craig B. Mendelsohn, David E. Jorden, Stephen N. Keith, C. Eric Winzer and Martin P. Rosendale as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes for	Votes Withheld*

James S. Benson	16,832,455	69,712
Mark T. McLoughlin	16,831,855	70,312
David E. Jorden	16,856,843	45,324
Stephen N. Keith	16,856,855	45,312
C. Eric Winzer	16,856,843	45,324
Martin P. Rosendale	16,859,855	45,312
Craig Mendelsohn	16,856,843	45,324
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* Pursuant to the terms of the Proxy Statement, proxies received were voted, unless authority was withheld, in favor of the election of the six nominees.

Proposal 2 – Ratification of Auditors. Shareholders also voted to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered accountant for the fiscal year ending December 31, 2010 with 31,186,685 shares voting for and 127,868 shares voting  against the Proposal.

Item 9.01	Financial Statement and Exhibits

 (c)           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Andrew Maslan
Andrew Maslan Chief Financial Officer

Date:  October 1, 2010